STOCK OPTION AGREEMENT

THIS STOCK OPTION AGREEMENT dated as of July 28, 2012 (this “Agreement”) is entered into by and among: (i) Prime Acquisition Corp., a Cayman Islands company (the “Company”), (ii) the shareholders of the Company listed on Schedule I (collectively, the “Transferors”) and (iii) Weidong Guo (the “Purchaser”).

WHEREAS, the Company was organized for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase or similar business combination, or control through contractual arrangements, one or more operating businesses;

WHEREAS, pursuant to a Stock Purchase Agreement (the “SPA”) dated the date hereof between the Company and Yuantong Investment Holdings Limited, a Cayman Islands company (“Yuantong”), Vanrock Sunrise Holdings Limited, Aquavenus Investment Holdings Limited and G.H. Martin Co. (collectively the “Yuantong Shareholders”), the Company is issuing to the Yuantong Shareholders ordinary shares of the Company in exchange for all of the outstanding securities of Yuantong, resulting in the Company acquiring (the “Acquisition”) Yuantong; and

WHEREAS, the Transferors desire to grant, and the Purchaser desires to acquire, options to purchase an aggregate of 415,000 ordinary shares (the “Shares”) of the Company for an aggregate purchase price of $3,108,350, or $7.49 per Share (the “Purchase Price”), from the Transferors, which options will be exercisable upon the closing of a Business Combination by the Company, as such term is defined in the Company’s Amended and Restated Memorandum and Articles of Association

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:

1.	Defined Terms.

1.1.	“Escrow Account” means the escrow account established by the parties hereto to hold 50% of the Purchase Price pursuant to the Escrow Agreement.

1.2.	“Escrow Agreement” means the escrow agreement in the form attached hereto as Exhibit A to be entered into as of the date hereof.

1.3.	“Escrow Agent” means Pang & Co., acting as escrow agent under for the Escrow Account.

1.4.	“Market Price” means the closing price of the Company’s ordinary shares as of the immediately preceding trading day as quoted on the NASDAQ Capital Market (or any successor market, or the New York Stock Exchange, the NYSE MKT, the NASDAQ Global Select Market, the NASDAQ Global Market or OTC Bulletin Board on which the Company’s ordinary shares are listed or quoted for trading on the date in question).

1.5.	“Option Price” means $0.01 per Shares.

2.	Option. The Transferors hereby grant the Purchaser, or his assigns, the option to require the Transferors to sell to the Purchaser or his assignees, the Shares at the Option Price from the date the Company consummates a Business Combination until the six month anniversary of the closing of the Acquisition (the “Option”). The Purchaser may assign, in whole or in part, the Option at any time prior to its expiration. The assignment or exercise of the Option with respect to any Shares shall not limit the Purchaser’s, or his assigns’, rights nor relieve the Purchaser, or his assigns, of their respective obligations under the Option with respect to any remaining Shares. In order to exercise the Option, the Purchaser, or his assigns, shall deliver to the Transferors a call option notice in the form of Schedule II hereto. Any partial exercise of the Option shall be pro rata among the Transferors in proportion to the number of Shares to be transferred as set forth in Schedule I hereto.

3.	Purchase Price and Escrow. Within 45 days of the execution of this Agreement, the Purchaser shall deliver the Purchase Price to the Escrow Agent. The Escrow Agent shall then: (i) deliver 50% of the Purchase Price to the Transferors, and (ii) hold 50% of the Purchase Price in the Escrow Account pursuant to the Escrow Agreement. In the event Purchaser fails to deliver the Purchase Price in accordance with this Section 3, then the number of Shares subject to the Option shall be reduced in proportion to the unfunded portion of the Purchase Price. Furthermore, in the event that the Acquisition is consummated and the Purchaser fails to deliver the Purchase Price in accordance with this Section 3, then the Transferors shall be entitled to one ordinary share of the Company for every Share that ceases to be subject to the Option in accordance with the immediately preceding sentence to be paid to the Transferors from the consideration to be paid to the Purchaser pursuant to the SPA. For example, if only 45% of the Purchase Price is funded, then the number of shares subject to the Option will be reduced to 186,750 (415,000 x 45%), and the Transferors will be entitled to 228,250 ordinary shares (415,000 x 55%) from the Acquisition consideration. Any reduction in the Shares subject to the Option, and any shares to be received from the Acquisition consideration shall be allocated pro rata among the Transferors.

4.	Ownership. Upon the closing of a Business Combination, the Transferors shall own not less than 415,000 ordinary shares of Prime, and shall continue to hold sufficient number of ordinary shares of Prime to cover the unexercised portion of the Option until it expires in accordance with Section 2.

5.	Completion. If the Option is exercised, a closing shall be held on the closing date (the “Closing Date”) specified in the relevant notice at the offices of the Company’s counsel, Loeb & Loeb LLP, 345 Park Avenue, New York, NY 10154 at which the Transferors will deliver certificates representing such Shares as shall have been specified in the relevant notice and the Purchaser, or his assigns, will deliver immediately available funds equal to the Option Price per Share to an account of the Transferors furnished to the Purchaser and his assigns, as applicable, at least three business days prior to such closing.

6.	Representations and Warranties.

6.1.	Each Transferor hereby represents and warrants to the Purchaser as of the date hereof and as of the Closing Date, as follows: (i) it is free to enter into this Agreement; (ii) in so doing, it will not violate any other agreement to which it is a party; (iii) to the extent applicable, it has taken all corporate action necessary to authorize the execution and delivery of this Agreement and the performance of its obligations under this Agreement, (iv) to the extent applicable, is in good standing in its jurisdiction of formation, (v) this Agreement is the valid and binding obligation of such Transferor, enforceable against such Transferor in accordance with its terms; (vi) immediately prior to the closing of each sale pursuant to this Agreement, such Transferor or its applicable designees will have all rights, title and interest in and to the Shares being sold, and (vii) any Shares sold by such Transferor and its designees under this Agreement will be owned by such Transferor or its applicable designee free and clear of all liens and encumbrances, and upon receipt of such Shares the Purchaser of such Shares will have all rights, title and interest in and to such shares.

6.2.	The Purchaser hereby represents and warrants to the Transferors as of the date hereof and as of the Closing Date, as follows: (i) it is free to enter into this Agreement; (ii) in so doing, it will not violate any other agreement to which it is a party; (iii) to the extent applicable, it has taken all corporate action necessary to authorize the execution and delivery of this Agreement and the performance of its obligations under this Agreement, (iv) to the extent applicable, is in good standing in its jurisdiction of formation, and (v) this Agreement is the valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms.

7.	Waiver. The Purchaser represents that he has read the final prospectus, dated March 24, 2011, related to the Company’s initial public offering (the “Prospectus”) and understands that the Company has established the trust account described in the Prospectus for the benefit of the Company’s public shareholders and the underwriters of its initial public offering, and that, except for certain exceptions described in the Prospectus, the Company may disburse monies from the trust account only: (i) to the public shareholders in the event of the conversion of their shares or the liquidation of the Company; or (ii) to the Company and the underwriters after consummation of an acquisition transaction, as described in the Prospectus. The Purchaser hereby agrees that he does not have any right, title, interest or claim of any kind in or to any monies in the trust account (the “Claim”), and hereby waives any Claim he may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse against the trust account for any reason whatsoever.

8.	Notice. Any notice required or permitted to be given or delivered hereunder or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been properly served if: (a) delivered personally, (b) delivered by a recognized overnight courier service instructed to provide next-day delivery, (c) sent by certified or registered mail, return receipt requested and first class postage prepaid, or (d) sent by facsimile transmission followed by confirmation copy delivered by a recognized overnight courier service the next day. Such notices, demands and other communications shall be sent to the addresses set forth below, or to such other addresses or to the attention of such other Person as the recipient has specified by prior written notice to the sender. Date of service of such notice shall be: (i) the date such notice is personally delivered or sent by facsimile transmission (with issuance by the transmitting machine of confirmation of successful transmission), (ii) three days after the date of mailing if sent by certified or registered mail, or (iii) one day after date of delivery to the overnight courier if sent by overnight courier. Unless otherwise specified in writing, the mailing addresses of the parties hereto shall be as follows:

If to the Company or the Transferors, addressed to:

_____________________________

_____________________________

_____________________________

Attention:	______________
Facsimile:	______________

With a copy to (which copy shall not constitute notice):

Loeb & Loeb LLP

345 Park Avenue

New York, New York 10154

Attention:	Mitchell S. Nussbaum, Esq.
Facsimile:	212-504-3013

If to the Purchaser, addressed to:

_____________________________

_____________________________

_____________________________

Attention:	______________
Facsimile:	______________

9.	Counterparts; Facsimile Execution. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party. Facsimile or other electronic execution and delivery of this Agreement is legal, valid and binding for all purposes.

10.	Entire Agreement; Third Party Beneficiaries. This Agreement, taken together with all Exhibits, Schedules and Annexes hereto (a) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the matters contemplated hereby and (b) is not intended to confer upon any person other than the parties any rights or remedies.

11.	Governing Law. In accordance with Section 5-1401 of the General Obligations Law of the State of New York, this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws that would result in the application of the substantive law of another jurisdiction. The parties hereto agree that any action, proceeding or claim arising out of or relating in any way to this Agreement shall be resolved through final and binding arbitration conducted in the City of New York, State of New York in accordance with the rules and regulations of the American Arbitration Association (AAA), by a panel of three arbitrators selected from the AAA Commercial Disputes Panel instead of any jury trial and that the arbitrator panel’s decision shall be final and binding to the fullest extent permitted by law and enforceable by any court having jurisdiction thereof. The cost of such arbitrator and arbitration services, together with the prevailing party’s legal fees and expenses, shall be borne by the non-prevailing party or as otherwise directed by the arbitrators. The Company, the Transferors and the Purchaser each hereby appoints, without power of revocation, Loeb & Loeb, LLP, New York, New York, Attn: Mitchell Nussbaum, as their respective agent to accept and acknowledge on its behalf service of any and all process which may be served in any action, proceeding or counterclaim in any way relating to or arising out of this Agreement.

12.	Termination. This Agreement, other than Section 11, which shall remain in full force and effect notwithstanding any termination of this Agreement, shall terminate and be of no further force and effect if the agreements related to the Acquisition are terminated, as evidenced by the first to occur of the following (i) a public announcement by the Company that such agreements have been terminated, (ii) a liquidation of the Company’s trust account prior to the closing of the Acquisition, and (iii) the closing of an acquisition transaction other than the Acquisition.

13.	Assignment. Except as set forth in Section 2 hereof, neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other party. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

[remainder of page left intentionally blank; signature page follows]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

TRANSFERORS:

/s/ Li Yonghui
Li YongHui

/s/ Diana Liu
Diana Liu

/s/ William Yu
William Yu

/s/ Conrad Yu
Conrad Yu

/s/ Byron Yu
Byron Yu

PUWAY LIMITED

By:	/s/ Chang Han Ming
Name:	Chang Han Ming
Title:	Director

/s/ Joseph Liu
Joseph Liu

/s/ Steven Liu
Steven Liu

/s/ Olivia Yu
Olivia Yu

/s/ Joyce Liu
Joyce Liu

[Purchaser signature page follows]

[Signature Page to Stock Option Agreement]

PURCHASER

/s/ Weidong Guo
Weidong Guo

[Company signature page follows]

[Signature Page to Stock Option Agreement]

ACKNOWLEDGED AND AGREED:

PRIME ACQUISITION CORP.

By:	/s/ Diana Liu
Name:	Diana Liu
Title:	CEO

[End of Signature Pages]

[Signature Page to Stock Option Agreement]

SCHEDULE I
TRANSFERORS

Name	ADDRESS	SHARES TRANSFERRED	SHARES RETAINED
Li YongHui	7375 Union St., Burnaby, B.C. V5A 1J1 Canada	103,750	206,752
Diana Liu	15F, 300 ChangChun Road, Taipei, Taiwan	124,500	248,103
William Yu	15F, 300 ChangChun Road, Taipei, Taiwan	71,934	143,350
Conrad Yu	486 Walsh Rd., Atherton, CA 94027	17,983	35,837
Byron Yu	15F, 300 ChangChun Road, Taipei, Taiwan	17,983	35,837
Puway Limited	P.O. Box 957, Offshore Incorporations Center, Road Town, Tortola, BVI	41,500	82,701
Joseph Liu	Unit 1805, Block 28, Heng Fa Chuen	14,525	28,945
Steven Liu	10F-1, 17 Park St., Taipei, Taiwan 11560	14,525	28,945
Olivia Yu	29032 Sarahills Dr., Saratoga, CA 92130 USA	4,150	8,271
Joyce Liu	10687 Heather Ridge Dr., San Diego, CA	4,150	8,271
	SUBTOTALS	415,000	827,012

SCHEDULE II
OPTION NOTICE

To: [TRANSFEROR]

Attention: [•]

[Date]

Ladies and Gentlemen,

Option Notice

We refer to the Stock Option Agreement (the “Stock Option Agreement”) dated July ___, 2012 and made between you and the undersigned. Terms defined in the Stock Option Agreement shall bear the same meaning when used herein.

We hereby confirm that we wish to exercise the option granted under Section 2 of the Stock Option Agreement and accordingly the Option is hereby exercised with respect to ________ Shares.

The Closing Date shall be [•].

This option notice is irrevocable and is governed by, and shall be construed in accordance with the laws of the State of New York.

Yours faithfully

By:
Name:
Title: